PROMISSORY NOTE (SECURED)

$350,0000.00 **February 23, 2023**

WHEREAS, MJ Holdings Inc. (the "**Company**") retained the services of Paris Balaouras (the "**Agent**") to perform certain services for the Company including, but not limited to, servings as the CEO of the Company for which he was to be compensated;

WHEREAS, the Company acknowledges it failed to pay compensation due and owing to the Agent but has an intent to do so upon the sale of certain collateral and has requested the Agent accept the instant Secured Promissory Note as evidence of its intent; and

AS SUCH, AND FOR VALUE RECEIVED, the Company hereby promises to pay to Agent in legal tender of the United States of America, the principal sum of **THREE HUNDRED AND FIFTY THOUSAND AND 00/100THS DOLLARS ($350,000.00)** (the "**Principal Amount**") together with interest on the unpaid Principal Amount at the rate of FOUR PERCENT (4%) per annum (the "**Interest Rate**") as follows:

During the term of this Secured Promissory Note, which shall commence upon the date hereof (the "**Commencement Date**") and which shall terminate upon the earlier of the sale of the Property or January 31, 2024 (the "**Maturity Date**"). On the Maturity Date the outstanding balance of principal and accrued interest shall be due and payable in full. Additionally, and any additional charges, fees, expenses shall be due and payable in full on the Maturity Date.

At any time prior to the Maturity Date, The Company may prepay this Secured Promisorry Note, without penalty. All payments on this Secured Promissory Note shall be applied first to accrued interest and the balance to principal and if interest is unpaid when due, it shall bear interest like principal at the Interest Rate. The Company acknowledges that the foregoing, and other provisions of this Secured Promissory Note, shall result in compounding of interest and The Company agrees thereto pursuant to the provisions of Nevada Revised Statutes 99.050.

All interest shall be calculated on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used. At no time shall the Interest Rate exceed the legal rate of interest permitted to be charged by the Agent. In the event any law precludes Agent from charging the Interest Rate otherwise permitted hereunder, the rate of interest hereunder for the period during which such rate is unlawful shall be the highest rate permitted by law.

This Secured Promissory Note is secured by a Deed of Trust and Security Agreement and Fixture Filing with Assignment of Rents (collectively, "**Deed of Trust**") of even date herewith from The Company, as Trustor, for the benefit of Agent, as Beneficiary encumbering certain real property and improvements thereon in Nye County, Nevada commonly reffered to as Parcel IDs 019-421-10 and 019-421-11 and more commonly known as 8615 S NEVADA HIGHWAY 373 AMARGOSA VALLEY, NV 89020 and 8335 S NEVADA HIGHWAY 373 AMARGOSA VALLEY, NV 89020 (collectively, the "**Property**"). Any capitalized words or terms used but not otherwise defined herein shall have the meanings given thereto in the Deed of Trust. The Company shall be responsible to pay all costs and charges set forth in the Deed of Trust.

The Company agrees that it would be extremely difficult or impracticable to fix the actual damages of Agent in the event that any payment hereunder shall not be paid when due and that Agent will incur extra

administrative expenses; therefore, The Company agrees to pay Agent in the event a payment is not received within five (5) days of the date it was due, an amount equal to 10% of such late payment, including the Maturity Date. Acceptance of such amount by Agent shall be in lieu of actual damages for any such delinquent payment. Nothing in this Secured Promissory Note shall be construed as an express or implied agreement by Agent to forbear in the collection of any delinquent payment, or be construed as in any way giving the Company the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of the Agent to receive payment of such damages, and receipt thereof, are without prejudice to the right of Agent to collect such delinquent payments and any other amounts provided to be paid hereunder or under any security for this Secured Promissory Note or to declare a default hereunder or under any security for this Secured Promissory Note.

Agent's failure to receive from The Company any payment of principal and/or interest within five (5) days after the due date thereof or to otherwise perform hereunder, or any other agreement or instrument securing the indebtedness evidenced hereby, or any other obligations of The Company to the holder hereof, shall constitute a default hereunder and shall, without notice, at the option of the holder hereof, cause all of the unpaid principal of this Secured Promissory Note, with interest accrued thereon and any other sums due under the Deed of Trust, or other instruments, to become immediately due and payable. Upon default hereunder, at the option of the holder hereof, all amounts then unpaid under this Secured Promissory Note, the Deed of Trust or any other instrument securing the Secured Promissory Note or the Deed of Trust shall bear interest from the date any payment is due until paid at a default rate equal to five (5) percentage points above the applicable Interest Rate (the "**Default Rate**") and shall be immediately due and payable. Delay or failure to exercise said options shall not constitute a waiver of the right to exercise same at any time thereafter or in the event of any subsequent default.

The acceptance of any payment hereunder which is less than payment of all amounts then due and payable shall not constitute a waiver of any of the rights or options of the holder hereof or to the exercise of those rights and options at the time of such acceptance or at any subsequent time. Principal, interest and any fees hereunder shall be payable in lawful money of the United States of America in immediately available funds free and clear of, and without deduction for, any and all present and future taxes, withholdings, and costs or reserves.

In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel payment of this Secured Promissory Note or any portion of the indebtedness evidenced hereby, whether or not any suit, proceeding or any judicial or non-judicial foreclosure proceeding be commenced, The Company promises to pay all such expenses and reasonable attorney fees, including, without limitation, any attorneys' fees incurred in any bankruptcy or other debt-relief proceeding.

This Secured Promissory Note shall be construed and enforced in accordance with the procedural and substantive laws of the State of Nevada, except as may be pre-empted by federal law. The Company agrees that Agent shall have the rights and remedies available to a creditor under the laws of the State of Nevada. The Company consents to the personal jurisdiction of the appropriate state or federal court located in Clark County, Nevada. No action of any kind shall be commenced by the The Company naming the Agent as a party in any court outside Clark County, Nevada without the Agent's prior written consent.

No waiver by Agent of any right or remedy shall be effective unless in writing and signed by Agent, and no such waiver, on one occasion, shall be construed as a waiver on any other occasion. The Company waives any right of offset now or hereafter existing against the holder hereof.

To the extent permitted by law, The Company waives notice of intent to accelerate, demand, presentment for payment, protest and notice of protest and non-payment of this Secured Promissory Note; waives any and all lack of diligence or delays in the collection or enforcement hereof; and expressly agrees to remain

and continue bound for the payment of the principal, interest and other sums provided for by the terms of this Secured Promissory Note, the Deed of Trust notwithstanding any extension of time for the payment of said principal or interest or other sum, or any change in the amount agreed to be paid under this Secured Promissory Note or the Deed of Trust, or any change by way of release or surrender, exchange or substitution for any real estate security or other collateral security now held or which may hereafter be held as security for this Secured Promissory Note, and waives all and every kind of notice of such extension, or change, and agrees that the same may be made without notice to or joinder of The Company.

In the event that the Property, or any part thereof, or any interest therein is sold, assigned, pledged, encumbered or otherwise transferred in whole or in part by The Company without Agent's prior written consent, voluntarily or involuntarily, whether by operation of law or otherwise, the obligations hereunder, irrespective of the maturity date expressed herein, at the option of the holder hereof and without demand or notice, shall immediately become due and payable. In the event that the holder hereof does not elect to declare this Secured Promissory Note immediately due and payable, then, unless indicated otherwise in writing by the holder hereof, The Company shall remain primarily liable for the obligations hereunder, under Deed of Trust and under any other instrument securing this Secured Promissory Note or executed in connection herewith. This provision shall apply to each and every sale, conveyance, alienation, encumbrance or transfer, regardless of whether or not the holder has consented to, or waived, holder's rights hereunder, whether by action or nonaction, in connection with any previous sale, conveyance, alienation, encumbrance or transfer and whether or not the holder has received any payments after such event.

THE THE COMPANY AND THE AGENT HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THIS SECURED PROMISSORY NOTE DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE THE COMPANY AND THE AGENT EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

IN WITNESS WHEREOF, the Company has executed this Secured Promissory Note effective as of the day, month, and year, first-above written.

THE COMPANY

MJ HOLDINGS, INC.
a Nevada Corporation

By: Albert L. Reasonover

Name: [signature]

Its: Operations Officer

NOTARY Acknowledgment

STATE OF Nevada)

COUNTY OF Clark)

On this 24th day of Febuary, in the year 2023 before me, the undersigned Notary Public, personally appeared Albert Luther Reasonover known to me or X proved to me on the basis of satisfactory evidence to be the person(s) described in and who executed the foregoing instrument in the capacity set forth therein, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned. Witness my hand and official seal.

Notary Public

My commission expires 03/17/2026

CRAIG THOMAS MORRIS
Notary Public State of Nevada
County of Clark
APPT NO. 22-2647-01
My App. Expires Mar 17 2026

Document Promissory Note